UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION
12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

GLASS HOUSE BRANDS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	87-4028335 (I.R.S. Employer Identification No.)

3645 Long Beach Blvd. Long Beach, California (Address of principal executive offices)	90807 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered Subordinate Voting Shares, without par value	Name of each exchange on which each class is to be registered New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the subordinate voting shares, without par value (the “Subordinate Voting Shares”), in the capital of Glass House Brands Inc. (the “Registrant”).

The description of the Subordinate Voting Shares contained in the section entitled “Description of Capital Structure” in the Registrant’s Annual Information Form for the year ended December 31, 2025, dated March 24, 2026, filed as Exhibit 99.3 to the Registrant’s Annual Report on Form 40-F (File No. 000-56261) filed with the Securities and Exchange Commission on March 24, 2026, and any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 26, 2026	GLASS HOUSE BRANDS INC.

	By:	/s/ Kyle Kazan
Name: Kyle Kazan
Title: Chief Executive Officer